UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2026
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ALTO NEUROSCIENCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	001-41944	83-4210124
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

650 Castro Street, Suite 450, Mountain View, CA	94041
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (650) 200-0412

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ANRO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2026 (the “Effective Date”), the Board of Directors (the “Board”) of Alto Neuroscience, Inc. (the “Company”) promoted Nicholas C. Smith, the Company’s Chief Financial Officer and Chief Business Officer, to the position of President and Chief Financial Officer, effective immediately. In connection with Mr. Smith’s promotion, as of August 26, 2026, Amit Etkin, M.D., Ph.D., the Company’s President and Chief Executive Officer, continues in his role as the Company’s Chief Executive Officer, but no longer holds the office of the President. Dr. Etkin serves as the Company’s principal executive officer and Mr. Smith serves as the Company’s principal financial officer.

In connection with Mr. Smith’s promotion to President and Chief Financial Officer, on the Effective Date, the Company entered into a promotion and retention agreement (the “Promotion and Retention Agreement”) with Mr. Smith. Pursuant to the Promotion and Retention Agreement, the Company has agreed to pay Mr. Smith a cash retention payment (the “Retention Payment”) which shall be paid as follows: (1) $3,000,000 payable within ten days of the Effective Date and (2) $3,000,000 payable on the twelve-month anniversary of the Effective Date. Both portions of the Retention Payment are subject to standard deductions and withholdings.

If Mr. Smith’s employment with the Company terminates for any reason, including Mr. Smith’s resignation, or is terminated by the Company for Cause (as such term is defined in the Offer Letter, as amended, between Mr. Smith and the Company (the “Offer Letter”)), in either case prior to the two-year anniversary of the Effective Date (the “Retention Date”), Mr. Smith will not be entitled to any unpaid portion of the Retention Payment, and any previously paid portion of the Retention Payment will be subject to recoupment by the Company, with Mr. Smith required to repay such amounts to the Company within 30 days following his last day of employment. If, prior to the Retention Date, the Company terminates Mr. Smith's employment without Cause, or his employment terminates due to his death or Disability (as such term is defined in the Offer Letter), the Company will pay to Mr. Smith any unpaid portion of the Retention Payment upon such termination.

Biographical information for Mr. Smith is contained in the Company’s definitive proxy statement, filed with the U.S. Securities and Exchange Commission on March 26, 2026. There are no arrangements or understandings between Mr. Smith and any other persons, pursuant to which he was appointed to the position of President, there are no family relationships between Mr. Smith and any of the Company’s directors or other executive officers, and there are no transactions between Mr. Smith and the Company that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The foregoing summary is qualified in its entirety by reference to the full text of the Promotion and Retention Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated into this Item 5.02 by reference.

Item 9.01    Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
10.1	Promotion and Retention Agreement, dated August 26, 2026, between Alto Neuroscience, Inc. and Nicholas C. Smith
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTO NEUROSCIENCE, INC.

Dated: August 27, 2026	By:	/s/ Amit Etkin
Amit Etkin, M.D., Ph.D.
Chief Executive Officer